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                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]
FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

CHECK THE APPROPRIATE BOX:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         ANDREA ELECTRONICS CORPORATION
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                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                      N/A
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                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.
    1) Title of each class of securities to which transaction applies:

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    2) Aggregate number of securities to which transaction applies:

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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    4) Proposed maximum aggregate value of transaction:

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    5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

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    2) Form, Schedule or Registration Statement No.:

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    3) Filing Party:

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    4) Date Filed:

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                            ANDREA ELECTRONICS CORPORATION
                                   11-40 45th Road
                           Long Island City, New York 11101

                                    ---------------

                    NOTICE OF ADJOURNED ANNUAL MEETING OF SHAREHOLDERS
                             TO BE RECONVENED JULY 24, 1997

                                    ---------------

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ANDREA ELECTRONICS CORPORATION ("Company"), as adjourned from June 19, 1997, will be reconvened at the offices of the Company, 11-40 45th Road, Long Island City, New York 11101 on Thursday, July 24, 1997 at 10:00 A.M. local time, for the purpose of acting upon the proposal to authorize an amendment to the Company's 1991 Performance Equity Plan increasing the number of shares issuable thereunder to 2,000,000 shares from 1,500,000 shares. This proposal was set forth in the Notice of Annual Meeting of Shareholders and related Proxy Statement, each dated May 17, 1997. The proposal requires the affirmative vote of a majority of the outstanding shares, and as of June 19, 1997, proxies to vote 2,178,024 shares out of a total of 4,038,277 shares authorized to vote had been received. Of these proxies, approximately 78% were in favor of the proposal.

YOU ARE URGED TO READ THE PROXY STATEMENT, WHICH CONTAINS INFORMATION RELEVANT TO THE PROPOSAL TO BE VOTED ON AT THE RECONVENED MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE PROPOSAL NUMBER THREE ON THE ACCOMPANYING PROXY CARD AND SIGN, DATE AND MAIL IT PROMPTLY IN THE ENCLOSED ADDRESSED, POSTAGE PREPAID ENVELOPE. YOU MAY REVOKE YOUR PROXY IF YOU SO DESIRE AT ANY TIME BEFORE IT IS VOTED.

                                        By Order of the Board of Directors

                                        Richard A. Maue
                                        Secretary

Long Island City, New York
June 24, 1997

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                [Letterhead of Andrea Electronics Corporation]

June 24, 1997

Dear Fellow Shareholder:

At our Annual Meeting of Shareholders held this past Thursday, June 19, the shareholders of Andrea Electronics approved the election of directors for the next twelve months, the selection of Arthur Andersen LLP as our auditors for 1997, and an increase in the number of authorized shares of common stock.

In addition to these actions, the Board of Directors had also recommended shareholder approval of an increase in the number of shares of common stock issuable under the Company's 1991 Performance Equity Plan from 1,500,000 shares to 2,000,000 shares (Proposal Three in the Proxy Statement for the Annual Meeting that was previously mailed to you). As stated in the Proxy Statement, since no additional shares are available for new options under the 1991 Plan, the Board of Directors believes that adoption of this proposal is necessary to attract and retain employees and consultants of the highest caliber and thereby promote the well-being of the Company and the best interests of the shareholders.

As described in the enclosed Notice, a significant number of shareholders did not vote on Proposal Three. The Annual Meeting was therefore adjourned to Thursday, July 24, 1997 in order to provide all shareholders with sufficient time to consider and vote upon this proposal.

For your convenience, we have enclosed a duplicate proxy card and pre-paid reply envelope.

Please take a moment to indicate on the enclosed proxy card your vote on Proposal Three and sign, date and return it in the enclosed envelope. This will ensure representation of your shares and will help to minimize any additional solicitation efforts and cost.

On behalf of the Board and management, we want to thank you for your continued support at this important stage in our progress. Please do not hesitate to contact us to discuss any matter of interest concerning Andrea Electronics.

                                 Very truly yours,




                    /s/ Douglas J. Andrea         /s/ John N. Andrea
                    Douglas J. Andrea             John N. Andrea
                    Co-President                  Co-President